UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2013

INTERCONTINENTALEXCHANGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

2100 RiverEdge Parkway, Suite 500
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 13, 2013, IntercontinentalExchange Group, Inc. (“ICE Group”) entered into definitive documentation to establish a commercial paper program for the issuance of unsecured commercial paper (the “Notes”) in the United States capital markets.  Under the program, ICE Group may issue Notes from time to time in an aggregate amount not to exceed $1.75 billion outstanding at any time. The Notes will have maturities ranging from one day to 365 days and will not be subject to voluntary prepayment by ICE Group or redeemable prior to maturity.  The Notes will initially be fully and unconditionally guaranteed by our wholly-owned subsidiaries IntercontinentalExchange, Inc. (“ICE”) and NYSE Euronext Holdings, LLC (“NYX Holdings”) in order to protect the Notes against structural subordination to the existing indebtedness of ICE and NYX Holdings.  Each of the guarantees will be released when the relevant guarantor is no longer an obligor (either as borrower or guarantor) under ICE’s $2.6 billion senior unsecured credit facilities (the “Credit Facilities”).  Any Notes issued after the date when the relevant guarantor is no longer an obligor (either as borrower or guarantor) under the Credit Facilities will be issued without a guarantee from the relevant guarantor.

The proceeds from the sale of the Notes will be available to ICE Group for general corporate purposes. ICE Group expects to use the initial proceeds from the sale of the Notes to repay borrowings under the Credit Facilities and ICE’s $600.0 million 364 day senior unsecured revolving credit facility incurred in connection with the completion of ICE Group’s acquisition of NYSE Euronext. ICE Group also plans to use the Credit Facilities as a liquidity backstop for its borrowings under the commercial paper program.

The Notes will be issued pursuant to the terms and conditions of the issuing and paying agency agreement (the “Issuing and Paying Agency Agreement”), between ICE Group, ICE, NYX Holdings and JPMorgan Chase Bank, National Association, and will be sold pursuant to the terms and conditions of commercial paper dealer agreements (collectively, the “Dealer Agreements”) between ICE Group, ICE, NYX Holdings and the three dealers selected by ICE Group to participate in the program.  The Issuing and Paying Agency Agreement and Dealer Agreements each contain customary representations, warranties, covenants and indemnification provisions.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, and may only be offered and sold in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This announcement is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE GROUP, INC.

Date: December 19, 2013	By:	/s/ Scott A. Hill
	Name:	Scott A. Hill
	Title:	Chief Financial Officer

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